CHANGE OF INSURED RIDER

ISSUED BY FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY AS PART OF THE POLICY TO WHICH IT IS ATTACHED.

CHANGE OF INSURED

The Owner may change the Insured under this

policy by submitting to the Company for its

approval:

•	a written request for the change signed by

both the Owner and the new Insured.

•	evidence of insurability for the new Insured.
•	evidence that there is an insurable interest

between the Owner and the new Insured.

•	evidence that the new Insured's age, nearest birthday, is under 70 years as of the Change of Insured Date.
•	evidence that the new Insured was born prior

to the Policy Date of the policy to which this

rider is attached.

The amount in the Policy Value Account less any outstanding loans on the Change of Insured Date must be positive.

With the exception of this Change of Insured

Rider, all additional benefit riders attached to the

policy will terminate on the Change of Insured Date.

PREMIUMS AND CHARGES

The Company will charge for the cost of

underwriting the new Insured and for

administrative expenses when this rider is

exercised.

The premium for the policy is shown in the

Schedule of Benefits and Premiums. On and after

the Change of Insured Date, policy premiums are

based on the new Insured's age and the premium

rate in effect on the Policy Date and on the new

Insured's sex and mortality class as of the Change

of Insured Date.

CHANGE OF INSURED DATE

If the request for change is approved by the

Company, the Change of Insured Date will be the

first day of the month on or following the date of

approval. Coverage for the new Insured will take

effect on the Change of Insured Date. Coverage

for the prior Insured will remain in effect until the

Change of Insured Date.

INCONTESTABILITY AND SUICIDE EXCLUSION

The time periods in the Incontestability and

Suicide Exclusion provisions of the policy will

begin for the new Insured on the Change of Insured Date.

POLICY DATE

The Policy Date for the policy to which this rider

is attached will not change on the Change of

Insured Date.

FACE AMOUNT

The Face Amount of the policy will not change on

the Change of Insured Date.

POLICY VALUE ACCOUNT

The Policy Value Account of the policy will not

change on the change of Insured Date.

TAX CONSIDERATIONS

The Company makes no representation concerning

the tax effect of the exercise of this rider. No

agent has the authority to make such a

representation on behalf of the Company. The

Owner of the policy to which this rider is attached

should engage competent private counsel for

advice concerning the potential taxability of any

provision of the rider or the policy.

It is the intent of the policy to which this rider is

attached to always be considered life insurance for

tax purposes. If the Company determines in its

sole opinion, at any time, that the cash value has

reached an amount that may jeopardize the tax

exempt status of the proceeds payable upon death,

it reserves the right to refund the portion of the

cash value in excess of allowable limits for tax

exempt purposes. Also, the Company reserves the

right to refund any portion of the cash value

accumulating in an amount that would be charged

as current interest income to the Owner.

J90-NY	Page i

CHANGE OF INSURED RIDER (continued)

It may by necessary periodically to apply tests to determine the tax status of the policy. However, the Company does not give tax advice and this provision should not be construed to mean that proceeds and policy values will be exempt from future actions of any tax authority.

TERMINATION

This rider will terminate on the earliest of:

•	the date the policy is surrendered or terminated.
•	the date the policy's nonforfeiture benefits take effect.
•	the date the policy is changed to a policy for which this rider is not available.

•    the end of the policy's grace period, unless the Continuation of Insurance provision is in effect.

Signed for the First Great-West Life & Annuity Insurance Company.

/s/ W.T. McCallum

W.T. McCallum,

                                                                    President and Chief Executive Officer

J90-NY	Page ii